UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNUMPROVIDENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 11, 2005

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

UnumProvident Stockholders:

We cordially invite you to the Annual Meeting of Stockholders. It will be held at 10:00 a.m. (EDT) on Thursday, May 12, 2005 at the offices of the Company at 1 Fountain Square, Chattanooga, Tennessee.

The purpose of the meeting is to consider and vote upon the following matters:

1.	The election of four directors for terms expiring in 2008;

2.	The approval of Amendments to the Stock Plan of 1999;

3.	The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors;

4.	The consideration and action on a stockholder proposal regarding election of directors by a majority instead of plurality vote;

5.	The consideration and action on a stockholder proposal to establish an office of the Board of Directors to enable direct communications on corporate governance matters; and

6.	The transaction of any other business that may properly come before the meeting.

Stockholders of record of the Company at the close of business on March 14, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any and all adjournments or postponements of the meeting. Please note our procedures for admission to the meeting described on page 37 of the Proxy Statement.

The Board of Directors recommends that you vote in favor of Items 1-3, makes no recommendation with respect to Item 4, and recommends that you vote against Item 5, which are described in the attached Proxy Statement.

You can vote by proxy any one of three ways: mail, telephone or Internet. You can also vote in person at the meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed proxy card. Even if you plan to attend the meeting, we encourage you to vote promptly by proxy using one of the three ways provided. Thank you for your support of UnumProvident.

Sincerely,

Thomas R. Watjen

President and Chief Executive Officer

BY ORDER OF THE BOARD OF DIRECTORS

Susan N. Roth, Corporate Secretary

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of UnumProvident Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 12, 2005, and any adjournment thereof. Stockholders will be asked to vote upon: ITEM 1. Election of Directors; ITEM 2. Approval of Amendments to the Stock Plan of 1999; ITEM 3. Ratification of the selection of Ernst & Young LLP as independent auditors; ITEM 4. Proposal by stockholder regarding election of directors by a majority instead of plurality vote; and ITEM 5. Proposal by stockholder to establish an office of the Board of Directors to enable direct communications on corporate governance matters. The Annual Report to Stockholders, including audited financial statements of the Company for the fiscal year ended December 31, 2004, and the proxy card enclosed with this Proxy Statement are being mailed to stockholders on or about April 11, 2005.

Shares eligible to be voted and for which a proxy card is properly signed and returned prior to the beginning of the Meeting will be voted as directed. If on a signed, dated and returned proxy card, you do not give directions, such shares will be voted FOR each proposition for which the Board of Directors recommends a vote FOR, and AGAINST each proposition for which the Board of Directors recommends a vote AGAINST, and will be counted as an abstention for the proposition for which the Board of Directors makes no recommendation. Unsigned or unreturned proxies, including those not returned by banks, brokers, or other record holders, will not be counted for quorum or voting purposes. If shares are held beneficially in street name and you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal, however they are present for quorum purposes and considered entitled to vote at the meeting. Thus, broker non-votes are included in the shares entitled to vote at the meeting and will have the same effect as votes “against” with respect to matters where the approval of a majority of the stockholders represented and entitled to vote at the meeting is required. Abstentions have the same effect as votes against the matter. You may revoke your proxy at any time prior to the exercise of authority granted in the proxy by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent validly executed proxy, or by voting in person. If you attend the Meeting and intend to vote in person, please notify the tellers prior to the beginning of the Meeting of your intent.

The affirmative vote of the holders of not less than a plurality of the shares of the Company’s common stock voting at the Meeting is required to elect each of the directors, assuming at least a majority of outstanding shares of the Company’s common stock are present in person or represented by proxy at the Meeting. Each of ITEM 2. Approval of Amendments to the Stock Plan of 1999; ITEM 3 Ratification of the selection of Ernst & Young LLP as independent auditors; ITEM 4. Proposal by stockholder regarding election of directors by a majority instead of plurality; and ITEM 5. Proposal by stockholder to establish an office of the Board of Directors to enable direct communications on corporate governance matters will require the affirmative vote of at least a majority of the votes of the stockholders represented and entitled to vote at the Meeting.

As of March 14, 2005, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding 297,562,054 shares of common stock of the Company. Each share of common stock entitles the holder to one vote. The common stock has a par value of $0.10 per share and is the only outstanding class of equity securities of the Company entitled to vote at this Meeting.

The Company will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by mail, e-mail, and may also be solicited personally or by telephone by directors, officers and employees of the Company. The Company has also retained the services of Morrow & Co., Inc. (“Morrow”), a proxy soliciting firm, for the purpose of assisting the Company in the solicitation of proxies for the Meeting. The Company’s arrangements with Morrow provide that Morrow will (1) provide consultation and preparation in connection with the solicitation, (2) assist in distributing proxy materials and collecting proxies held by holders of the Company’s common stock, (3) telephone stockholders as the Company may determine, and (4) advise the Company regarding additional soliciting material, if any, that may be used. The Company estimates the fees of Morrow for these services will be approximately $7,500, plus $5.00 for each stockholder called, and reasonable out-of-pocket expenses. The Company will make appropriate arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to facilitate solicitation of proxies from the beneficial owners of shares held of record by such persons.

You may vote by submitting your proxy with voting instructions by mail if you promptly complete, sign, date, and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. You may also submit your proxy by calling 1-877-779-8683, or through the Internet at www.eproxyvote.com/unm in accordance with the instructions on the proxy card.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors, which currently has twelve members, is divided into three classes. Generally, at each annual meeting, one Class of directors, or approximately one-third of the total number of directors, will be elected and the term of that Class is three years. The term of the Class III directors expires with this Meeting.

The Board of Directors proposes the election of Jon S. Fossel, Gloria C. Larson, William J. Ryan and Thomas R. Watjen as Class III directors, to hold office for a term of three years expiring at the close of the Annual Meeting of Stockholders to be held in 2008 and until their successors are elected and qualified. Each nominee is currently serving as a member of the Board of Directors of the Company.

If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

Set forth below is information about each nominee and continuing director, including age, position(s) held with the Company, principal occupation, business history for at least five years and other directorships held. The terms of office for each of the remaining directors continue until the close of the Annual Meeting of Stockholders in the year shown along with each director’s name.

Name	Age	Director Since	Position(s) Held	Term Expires
E. Michael Caulfield	58	2004	Director	2006
Jon S. Fossel	63	2002	Director	2005
Pamela H. Godwin	56	2004	Director	2006
Ronald E. Goldsberry	62	1999(2)	Director	2007
Thomas Kinser	61	2004	Director	2006
Gloria C. Larson	54	2004	Director	2005
Hugh O. Maclellan, Jr.	65	1975(1)	Director	2007
A.S. (Pat) MacMillan, Jr.	61	1995(1)	Director	2006
C. William Pollard	66	1992(1)	Director	2007
John W. Rowe	59	1999(2)	Director	2007
William J. Ryan	61	2004	Director	2005
Thomas R. Watjen	50	2002	President and Chief Executive Officer and a Director	2005

*	On June 30, 1999, UNUM Corporation (“UNUM”) merged into Provident Companies, Inc. (“Provident”) (the “Merger”), and the name of the merged corporation was changed to UnumProvident Corporation. Provident had previously reorganized in a share exchange with its predecessor, Provident Life and Accident Insurance Company of America (“America”), on December 29, 1995.
(1)	Year became a director of the Company’s predecessor America. Each became a director of the Company on December 29, 1995, the effective date of the share exchange between the Company and America.
(2)	Became a director of the Company upon the merger of UNUM Corporation into the Company on June 30, 1999. Served on the UNUM Corporation Board from year indicated: Goldsberry — 1993 and Rowe — 1988.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2008

Jon S. Fossel

Mr. Fossel retired as Chairman and Chief Executive Officer of the OppenheimerFunds in 1996. He continues to serve as a trustee of 40 of the Denver-based OppenheimerFunds mutual funds. In November of 2004, Mr. Fossel also became a director of Northwestern Corporation d/b/a Northwestern Energy located in Sioux Falls, South Dakota. Northwestern Energy is an electricity and natural gas provider.

Gloria C. Larson

Ms. Larson currently holds the position of Co-Chairperson of the Government Practices Group of the law firm Foley Hoag LLP. Prior to joining Foley Hoag, she was Secretary of Economic Affairs for the Commonwealth of Massachusetts from 1993 to 1996 and Secretary of Consumer Affairs and Business Regulation from 1991 to 1993. Before joining the Commonwealth of Massachusetts, she was Deputy Director of Consumer Protection for the Federal Trade Commission and an attorney in private practice. She is also a director of RSA Security Inc. and KeySpan Corporation.

William J. Ryan

Mr. Ryan is Chairman, President and Chief Executive Officer and a Director of Banknorth Group Inc., a regional bank with more than 300 branches throughout New England. He was President and Chief Executive Officer of Peoples Heritage Financial Group, Inc. from 1989 until its merger with Banknorth in 2000. Prior to 1989, he held a number of leadership positions with Bank of New England North, most recently as President and Chief Executive Officer. He is also a director of Wellpoint, Inc.

Thomas R. Watjen

Mr. Watjen became President and Chief Executive Officer in March, 2003. He served as Vice Chairman and Chief Operating Officer of the Company from May 2002 until March 2003. He became Executive Vice President, Finance in June, 1999 and assumed additional Risk Management responsibilities on November 1, 1999. Prior to the Merger, he was Vice Chairman and Chief Financial Officer of Provident, positions he assumed in March, 1997. Mr. Watjen became Executive Vice President and Chief Financial Officer of a Provident predecessor company in July, 1994.

CONTINUING DIRECTORS

E. Michael Caulfield

Mr. Caulfield retired as Executive Vice President of Prudential Insurance Company in 2000. He held a number of executive positions with Prudential Insurance Company from 1989 to his retirement, including Executive Vice President of Financial Management, Chief Executive Officer of Prudential Investments, and President of both Prudential Preferred Financial Services and Prudential Property & Casualty Company. Prior to joining Prudential, he was a partner with Greenwich Associates, and held various executive positions at Mellon National Corp.

Pamela H. Godwin

Ms. Godwin has been President of Change Partners, Inc., a consulting firm specializing in organizational change and growth initiatives, since 2001. From 1999 to 2001, she was President and Chief Operating Officer of the personal lines agency division of GMAC Insurance. Previously, she was Senior Vice President of customer management for the credit card division of Advanta Corporation and President and Chief Operating Officer of Academy Insurance Group, a unit of Providian Corporation. From 1974 to 1988, she held a number of executive positions within Colonial Penn Group, Inc., including Senior Vice President of property/casualty claims.

Ronald E. Goldsberry

Dr. Goldsberry currently serves as Chairman of OnStation Corporation, formerly known as Carstation.com. He is also an independent contractor to Deloitte Consulting. He has served as Chairman of OnStation Corporation since November 1999. He served as Chief Executive Officer of OnStation from January to May 2002 and from November 1999 to March 2001. He served as Global Vice President and General Manager of Global Ford Customer Service Operations at Ford Motor Company from January 1997 to November 1999. Prior to that time, Dr. Goldsberry served as General Manager of the Customer Service Division of Ford Motor Company from February 1994 to December 1996 and General Sales and Marketing Manager for the Parts and Service Division from October 1991 to February 1994.

Thomas Kinser

Mr. Kinser was President, Chief Executive Officer and a Director of Chattanooga-based BlueCross BlueShield of Tennessee from 1994 to 2003. From 1991 to 1994, he was Executive Vice President and Chief Operating Officer of BlueCross BlueShield Association in Chicago. Previously, from 1976 to 1991, he held a number of executive positions with BlueCross BlueShield of Georgia, including President and Chief Executive Officer.

Hugh O. Maclellan, Jr.

Mr. Maclellan, Jr. is President of The Maclellan Foundation, Inc., a charitable foundation, and a director of SunTrust Bank, Chattanooga, and Covenant Transport, Inc.

A.S. (Pat) MacMillan, Jr.

Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company practice areas include organizational strategy and design, as well as team and leadership development. Specific services include management consulting, management training, and organizational audits. He is also a trustee of The Maclellan Foundation, Inc., and a director of MetoKote Corporation and Pliant Corporation.

C. William Pollard

Mr. Pollard became Chairman of the Board of the Company on December 31, 2004, having been a co-chairman of the Office of the Chairman of the Board since March 2003. He is Chairman Emeritus of The ServiceMaster Company, having retired as Chairman of the Board in April 2002 and as a Board member in January 2003. He served as Chairman of the Board of ServiceMaster from January 1994 to April 2002. He reassumed the position of Chief Executive Officer in October 1999 and served in that capacity until February 12, 2001. From June 1990 to December 1993, he served as Chairman and Chief Executive Officer of The ServiceMaster Company. From May 1983 to June 1990, he served as President and CEO of ServiceMaster. ServiceMaster provides lawn care and landscaping maintenance, termite and pest control, plumbing, cleaning, and appliance and other home equipment maintenance. He is also a director of Herman Miller, Inc.

John W. Rowe

Mr. Rowe became Chairman, President and Chief Executive Officer of Exelon Corporation in November 2004. Prior to that he was Chairman and Chief Executive Officer since April 2002, serving as president from October 2000 through April 2003. Prior to the merger, he served as Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, a post he assumed in March 1998. Previously, Mr. Rowe was President and Chief Executive Officer of the New England Electric System from 1989 to February 1998. He was a director of FleetBoston Financial Corporation until February 2002. Exelon is an electric utilities company. Mr. Rowe is currently a director of Sunoco, Inc., Exelon Corporation and The Northern Trust.

BOARD OF DIRECTORS AND COMMITTEES

UnumProvident Corporation is the parent holding company and a Delaware corporation. Under Delaware law and the Company’s certificate of incorporation, the Company is managed by or under the direction of the Board of Directors. Members are kept informed about the Company’s business in a number of ways, including reviewing materials provided to them, discussing matters with individual members of senior management and other Board members, and by participating in meetings of the Board and its committees. Except for Thomas R. Watjen, the Chief Executive Officer, all members of the Board have been determined by the Board to be “independent” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”).

Prior to March 27, 2003, the positions of Chairman of the Board and CEO were combined. At that time the Board created an Office of the Chairman of the Board, which had two independent directors as Co-Chairs, who served to enhance the level of coordination on strategic business matters and communication between the Board and senior management. Upon the retirement of Lawrence R. Pugh from the Board on December 31, 2004, Mr. Pollard was named Chairman of the Board. He presides at meetings of the Board, its executive sessions and the annual meeting of stockholders, serves as liaison between the Board and senior management, receives through the Corporate Secretary communications from stockholders seeking to communicate with the Board, and is available upon request to meet with major stockholders.

Standing Committees

The Board of Directors has five standing committees: Audit, Compensation, Finance, Governance and Regulatory Compliance. In addition to the duties described below and contained in their respective charters, each committee may be assigned additional duties by the Board from time to time, and each is charged with reporting its activities to the Board. The charters of the standing committees have been revised to reflect current requirements and are available on the Company’s website (www.unumprovident.com).

Audit Committee

Members as of December 31, 2004, were E. Michael Caulfield (Chairman), Jon S. Fossel, Ronald E. Goldsberry, Gloria C. Larson and C. William Pollard. Until December 2004, John W. Rowe was Chair of the Committee. All members of the Audit Committee are independent and otherwise satisfy requirements within the meaning of the SEC regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines to serve as members of the Audit Committee. The Board has determined that two members of the Audit Committee, E. Michael Caulfield and C. William Pollard, are “audit committee financial experts” as defined by SEC regulations and also have accounting or related financial management expertise within the meaning of the listing standards of the NYSE. All members of the Committee have been determined by the Board to be “financially literate” as required by the NYSE listing standards. Information regarding the functions of the Audit Committee and the number of meetings during 2004 is described below under the heading “Audit Committee Report.”

Compensation Committee

Members as of December 31, 2004, were William J. Ryan (Chairman), Pamela H. Godwin, A.S. (Pat) MacMillan, Jr., and John W. Rowe. Until December 2004, C. William Pollard was Chair of the Committee. All members of the Compensation Committee are independent and otherwise satisfy requirements of SEC regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines to serve as members of the Compensation Committee. Information regarding the functions of the Compensation Committee and the number of meetings during 2004 is described below under the heading “Report of the Board Compensation Committee on Executive Compensation.” The Compensation Committee administers several compensation plans and oversees a Benefit Finance Committee, which performs a number of functions relating to the Company’s retirement plans.

Finance Committee

Members as of December 31, 2004, were Jon S. Fossel, Chairman, E. Michael Caulfield and Thomas Kinser. Ronald E. Goldsberry served as a member of the committee until December 2004. The committee met five times during 2004. All members of the committee are independent and otherwise satisfy the requirements of the Company’s Corporate Governance Guidelines. The committee develops and monitors appropriate policy and strategies to guide and govern the lending and investment of funds held by the Company. In accordance with state insurance statutes, the committee has established and oversees an Investment Subcommittee to carry out the daily activities required to authorize and oversee the loans and investments of its insurance subsidiaries.

Governance Committee

Members as of December 31, 2004, were C. William Pollard (Chairman), Hugh O. Maclellan, Jr., A.S. (Pat) MacMillan, Jr. and William J. Ryan. The committee met five times during 2004. All members of the committee are independent and otherwise satisfy the requirements of the Company’s Corporate Governance Guidelines. The committee’s primary responsibilities include oversight of the Company’s corporate governance guidelines, reviewing the criteria for selecting new directors and seeking qualified candidates for the Board, developing and implementing a process for evaluating the Board as a whole, and periodically reviewing and making recommendations to the Board regarding membership on the Board’s standing committees.

Regulatory Compliance Committee

Members as of December 31, 2004, were John W. Rowe, Chairman, Pamela H. Godwin, Ronald E. Goldsberry, Thomas Kinser and Gloria C. Larson. The committee was established in December 2004 and met one time during 2004. All members of the committee are independent and otherwise satisfy the requirements of the Company’s Corporate Governance Guidelines. The committee’s primary responsibility is oversight with regard to state and federal insurance regulatory matters that arise in connection with the Company’s business that are not presently covered as part of the specifically delegated responsibility of one of the other of the Board’s standing committees, such as financial matters with the Audit Committee. The committee has specific oversight responsibility with regard to the Company and its insurance subsidiaries’ compliance with applicable laws concerning market conduct and compliance with the Plan of Corrective Action entered into by certain of the Company’s insurance subsidiaries as part of the Regulatory Settlement Agreements under the Multistate Market Conduct Examination.

Compensation of Directors

The Company pays its non-employee directors an annual retainer of $80,000. During 2004, the annual retainer was paid in the form of deferred share rights or cash, as elected by each director in accordance with the terms of the Company’s Non-Employee Director Compensation Plan (“Director Plan”). Any amount not elected to be received in the form of deferred share rights is paid to the directors in cash. The chairs of the standing committees receive an additional retainer of $7,500, and all directors received $2,000 for each meeting attended in person and $500 for each conference call meeting of the Board and of the committees on which they participate, including special committees. The Co-Chairs of the Office of the Chairman of the Board received a quarterly retainer of $50,000. Employees of the Company are not compensated for their services as directors of the Company or any of its direct or indirect subsidiaries. These retainer and fee arrangements are contained in the Non-Employee Director Compensation Plan of 2004, which became effective January 1, 2004. In February 2005, the Board amended and restated the Director Plan to permit directors to elect to receive meeting fees, as well as retainers, in the form of deferred share rights or cash. Amendments to the Director Plan were also made to bring the Plan into compliance with new Section 409A of the Internal Revenue Code of 1986 as amended, including revised definitions of disability and hardship, and the timing of elections. The Committee sought advice from its compensation consulting firm in developing the Director Plan. The Company also pays expenses of directors for attendance at meetings of the Board and committees, or other meetings relating to the Company’s business. In connection with travel related to these meetings, from time to time, the Company has allowed a director’s spouse to accompany the director on the Company’s plane traveling to and from meetings in order to facilitate the directors’ schedule and attendance. Imputed income arising from such use is determined and reported in accordance with IRS rules.

In 1998, directors of Provident participating in the director retirement program were required to convert their accrued account balance on a net present value basis to either stock options or deferred share rights issued under the Non-Employee Director Compensation Plan. Upon leaving the Board, the directors who were formerly directors of UNUM will be entitled to receive an annual consulting fee fixed at $27,500 for the number of full years each director had served as of May 31, 1997, under a former UNUM plan.

There is a stock ownership goal of 20,000 shares of the Company’s common stock for each director. This goal is to be achieved within five years of the adoption of the goal in December 2003, or for new directors within five years of initial election to the Board. Under the Company’s Corporate Governance Guidelines each director is expected to retain shares received as a result of director compensation for at least three years from the time it vests and should retain at least the number of shares in the ownership goal until retirement from the Board.

Meetings Involving Directors

During 2004, there were fourteen meetings of the Board of Directors. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which each was a director) and (b) the total number of meetings held by all committees of the board on which a director served (during the periods that such director served). In addition to executive sessions of the standing committees, the non-management members of the Board met five times in executive session during 2004.

The Company’s Corporate Governance Guidelines state that directors should make every effort to attend meetings of the Board and committees of which they are members. The same policy applies to attendance at meetings of stockholders. At the annual meeting of stockholders in 2004, all members serving on the Board at that time attended.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, and is more fully described in its charter, which is included as Appendix A in this Proxy Statement, and is available on the Company’s website. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Company’s independent auditors are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of these financial statements with generally accepted accounting principles. The independent auditors report directly to the Audit Committee, and the Committee is responsible for the appointment, compensation and oversight of the work performed by the independent auditors.

The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held thirteen meetings during the year ended December 31, 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

E. Michael Caulfield, Chairman

Jon S. Fossel

Ronald E. Goldsberry

Gloria C. Larson

C. William Pollard

REPORT OF THE GOVERNANCE COMMITTEE

Selection of Nominees for the Board

The Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. During 2004 the Committee retained an executive search firm to identify candidates for the Board and primarily to assist the Committee in ascertaining background information and primary experience, determining levels of interest and making arrangements for meetings with prospective candidates. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing in a timely manner accompanied by the required information pursuant to the provisions of the Company’s Bylaws relating to stockholder nominations as described below in “Additional Information — Nominations — Notice Requirement and Procedures.”

Once the Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. This may be supplemented by information from a search firm assisting the Committee or by inquiries to the person making the recommendation or others. The preliminary determination on whether to proceed further is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. The Committee evaluates the prospective nominee against the general criteria set forth in the Company’s Corporate Governance Guidelines, including:

•	Personal qualities and characteristics that provide evidence of a reputation for high ethical conduct, integrity, sound judgment and accountability for one’s decisions and actions;

•	Current knowledge and experience in one or more core competencies that will enable the Board to cover adequately the core competencies needed on the Board;

•	Commitment of time that is sufficient for the Board and committee to fulfill its responsibilities;

•	Collegial effectiveness so that each member’s skills and personality fit with other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diversity in viewpoints, gender, ethnic background, age, professional experience and other demographics;

•	The willingness of the prospective nominee to meet the equity ownership guideline; and

•	If the person is being considered for a position as an independent director, whether the requirements for independence are satisfied.

The Committee also considers other experience or qualifications it deems appropriate from time to time, including the current composition of the Board, any needs of the Board in areas of core competencies, and additional members to satisfy Audit Committee requirements. The Committee evaluates any proposed nominee in comparison to other prospective nominees and its view as to the needs of the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, or others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons, if any, who should be nominated by the Board, and the Board determines the nominees after considering the recommendation of the Committee. In accordance with regulatory oversight, the Board may on occasion counsel or obtain approval, if required, with certain state insurance regulators in connection with the qualifications of individuals asked to become directors.

Determination of Independence of Directors

In February 2004, the Board adopted the Company’s Corporate Governance Guidelines which were amended in February 2005. These guidelines meet or exceed the new listing standards adopted by the NYSE during 2003. The portion of the Corporate Governance Guidelines addressing director independence is included in this Proxy Statement below under “Additional Information — Independence of Directors.” The full text of the Corporate Governance Guidelines can be found on the Company’s website (www.unumprovident.com under the “Investors & Shareholders” tab). A copy may also be obtained upon request from the Corporate Secretary.

Following the gathering of information by the Corporate Secretary about relationships of directors to the Company that might affect their independence, the Board at its March 11, 2005 meeting considered the bright line criteria set forth in the NYSE listing standards and also considered other relationships prior to making a determination that each of the non-management directors, including persons and organizations with which the director has an affiliation, has no material relationship with the Company. In reaching this determination, the Board applied categorical standards as to immateriality. These are included in the Corporate Governance Guidelines and set forth below under “Additional Information — Independence of Directors.”

The purpose of this review was to determine whether any such relationships were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company with the exception of Thomas R. Watjen, the Chief Executive Officer.

Stockholder Communications with the Board

Stockholders interested in communicating with the Board or certain members thereof, may do so by writing to the Corporate Secretary, UnumProvident Corporation, 1 Fountain Square, Chattanooga, Tennessee 37402. Effective March 11, 2005, the Board approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under this process, the Corporate Secretary reviews all such correspondence and regularly provides to the Chairman of the Board a log and copies of all such correspondence. The Chairman shall determine whether further distribution of such correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of any such correspondence. Concerns received relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Internal Auditor and handled in accordance with procedures established by the Audit Committee for such matters.

Code of Business Practices and Ethics

In May 2003 the Board adopted a Code of Business Practices and Ethics applicable to all directors, officers and employees of the Company. Separately, the Board adopted a Code of Ethics applicable to the CEO and certain senior financial officers of the Company. Both of these Codes are available on the Company’s website. The Company intends to post waivers of the Code of Business Practices and Ethics granted to executive officers or directors on the Company’s website and to report waivers of the Code of Ethics granted to the CEO or certain senior financial officers to the SEC.

C. William Pollard, Chairman

Hugh O. Maclellan, Jr.

A.S. (Pat) MacMillan, Jr.

William J. Ryan

REPORT OF THE BOARD COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed solely of members who are independent and who are “Non-Employee Directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The committee met nine times during 2004.

The Committee is responsible for oversight with regard to the compensation and benefit strategies of the Company. This responsibility includes monitoring development, adoption and implementation of compensation and incentive programs, as well as compensation philosophy, compensation for the Chief Executive Officer, reviewing and approving recommendations for long term and annual incentive awards for senior management, reviewing and approving employment agreements, change in control agreements, severance agreements or plans, or similar agreements for officers. The Committee’s duties also include reviewing and approving new incentive or performance plans for officers, recommending to the Board or approving equity based incentive plans for officers and employees, approval of new benefit plans or material changes to existing benefit plans, and recommending to the Board matters relating to the compensation of directors.

This report addresses the Company’s compensation policies and practices, and the Compensation Committee’s decisions regarding 2004 compensation as they affected the Chief Executive Officer and the four other most highly paid executive officers of the Company for 2004. These five individuals are collectively referred to as the “named executive officers.” These policies and practices also generally affect the compensation of the Company’s other officers and high level executives.

Compensation Philosophy

The Committee establishes compensation, including executive compensation, according to the following principles of the Company’s compensation philosophy:

•	Emphasize a performance culture by providing all employees with competitive base pay and incentive opportunities. Annual incentive opportunities, for those eligible, will be based on the Company’s achievement of selected annual goals and an appraisal of individual performance in the context of targets set each year. Long term incentives are generally equity-based, and their value will therefore be dependent on share price performance over a longer period.

•	Consider roles, skills, abilities, experience and performance expectations on an individual level so that total pay levels will reflect both the competitive market and individual performance.

•	Reinforce an ownership culture in the Company, and accomplish this by making equity-based compensation vehicles generally available to key managers of the Company, and requiring senior executive officers to hold equity awards for a specified period of time after exercise or vesting.

Stock Ownership Goals

Alignment of the interests of designated executives with the Company’s stockholders is an important feature of the Company’s executive compensation programs. The equity retention program deals with both the issue of how long a person receiving an equity-based compensation award is expected to retain the securities or a percentage thereof and what percentage of such securities the person is expected to retain as long as the person remains an employee of the Company. Retention in both instances takes into account the individual’s job level. Under the equity retention program, the CEO and Chief Administrative Officer are required to hold 100% of shares acquired for at least three (3) years following acquisition and 75% of the shares are required to be held until retirement or termination. For the remaining named executive officers, the program indicates that 60% of the shares are required to be held for at least 3 years following acquisition and 30% of the shares are required to be held until retirement or termination.

Peer Group

For purposes of obtaining comparative compensation data for executive officers, the Committee has used a peer group comprised of a mix of insurance and financial services companies. The peer group continues to be reviewed periodically with the Compensation Committee. Companies are added and deleted as consolidation occurs and business objectives change. The Committee also considers other groupings of companies in comparing information indicated by the peer group. The companies in the peer group include those that the Company has determined are its competitors for executive talent. This is a different group of companies than is included in the “Insurance Index” used for the comparison of five year cumulative total return, under “Stock Performance” as set forth on page 19.

Overview

Compensation for executive officers for 2004 consisted of the following components: (1) an annual base salary; (2) a bonus, paid in cash under the Management Incentive Compensation Plan of 2004; and (3) restricted stock granted under the Stock Plan of 1999.

Base Salary

Base salaries for executive officers generally are established based on Company performance with reference to comparative market data. Base salaries are reflected in employment agreements with two of the named executive officers serving during 2004. Base salaries are reconsidered annually for each of the executive officers.

Annual Incentive Compensation

Annual incentive target opportunity is generally established based on the level of the position and the responsibilities that accompany that position, as well as market data from peer group companies.

The Management Incentive Compensation Plan of 2004 is the primary plan the Company uses for annual incentive compensation.

Each year, the Compensation Committee establishes performance goals based on one or more corporate performance criteria, and establishes target awards based on the achievement of these goals. Target awards are set as a percentage of base salary. The three performance measures for 2004 were return on equity, earned premium and capital formation for the plan applicable to Messrs. Watjen and Copeland. The performance measures for the plan applicable to Messrs. Best, Greving and McCarthy were return on equity, expense ratio and earned premium. The performance measures are assigned weightings and achievement goals. The Committee considers overall corporate performance in addition to corporate performance under each performance measure in determining the annual payout under the Management Incentive Compensation Plan. Earnings thresholds were established which must be achieved for there to be payouts under the Management Incentive Compensation Plan of 2004. Additional information with respect to payouts in 2004 is provided in the discussion of the Million Dollar Deduction Limitation (IRC Section 162(m)) below.

In addition to corporate goals achievement, the determination of awards to participants includes an assessment of their contribution to the business of the Company, as determined by the Compensation Committee. This contribution may be assessed on non-objective as well as objective measures.

Based on 2004 results, awards to the named executive officers ranged from 60% of salary to 100% of salary. All awards were paid in cash.

Long-Term Incentive Compensation

The Stock Plan of 1999 is used to support the Company’s long-term incentive compensation program. It permits grants to officers, employees, producers and directors of the Company in the form of stock options, restricted stock, stock appreciation rights, and dividend equivalent awards. Generally, the Company makes restricted stock grants in the first quarter of each year to employees at the officer level for performance during the prior year, establishing the terms and conditions at the time of grant.

For Messrs. Watjen and Copeland, the Long Term Incentive compensation received in 2004 was awarded under both the 2003 LTI program and the 2004 LTI program. The 2003 LTI program had a payout opportunity ‘at risk’ based upon achievement of goals consistent with budgets including net income, ROE and earnings per share and developing and implementing a comprehensive strategy which includes achievement of four designated performance objectives. Payment was to occur when the Committee determined that goals were achieved. Since the payout decision rests solely with the Committee, discretion and judgment could also be applied to the value of award opportunity. Competitive norms provided a useful starting point; however, the Committee also considered, in its sole discretion (a) projected and actual stock price changes generated by goal achievement, (b) budget constraints, and (c) historical long term incentive grant practices. Targets of $1.5 million and $700,000, were set for Mr. Watjen and Mr. Copeland, respectively for 2003.

In February 2004, the Committee approved 30% of the target grants for 2003 (50% having been paid in 2003). Additionally, in June 2004, the Committee approved the remaining 20% of the target grants for 2003.

For the 2004 LTI program, the Company used a performance-based system of awarding restricted stock to improve linkage with corporate performance as part of the Company’s strategic plan. The Company established corporate performance factors for 2004 of earned premium, return on equity and capital formation. At the end of 2004, the Compensation Committee reviewed the Company’s performance versus the identified goals. Based on a balance of corporate performance, acceptable levels of expense, stock price, and other factors, the Committee determined an achievement level of 110% and created an aggregate restricted stock award pool. Each participant received a grant based upon their individual performance and a recommendation by their manager. The grants were in the form of restricted stock with a two year cliff vesting period, except in the case of Mr. Copeland who received cash.

The 2005 Long Term Incentive Program is also a performance-based system under which awards of restricted stock will be granted based on the corporate performance factors of operating income, return on equity, and capital generation. After a review of competitive practices, the Committee also adjusted the target levels for the named executive officers to a specified percentage of salary based on their job level.

Chief Executive Officer Compensation

Compensation of the Chief Executive Officer follows the philosophy for executive compensation described above. In setting CEO compensation, the Committee considered several factors, including the Company’s overall pay philosophy including executive stock ownership and competitive market practices.

Base Salary

Mr. Watjen’s base salary in 2004 was $900,000. Effective March 1, 2005, his annual base salary was increased to $950,000 following an evaluation of Mr. Watjen’s performance and competitive pay practices.

Annual Incentive Compensation

Under the terms of Mr. Watjen’s employment agreement, Mr. Watjen was eligible to receive an annual bonus for 2004 with a target level of not less than 100% of his annual base salary for 2004. In February 2005, Mr. Watjen received an annual bonus of $900,000 for 2004, under the Management Incentive Compensation Plan as described above. In addition, based on a review of competitive practice, effective January 1, 2005, Mr. Watjen’s annual incentive target was increased to 120% of his annual base salary.

Long Term Incentive Compensation

The Committee believes that long-term incentives should focus the CEO on, and reward him for, increases in total shareholder return. These incentives should reward the CEO for the achievement of long-term strategic and operational goals that are linked to and promote shareholder value creation.

The Committee established an award opportunity for 2004 of up to 50,000 shares of restricted stock, depending on the Committee’s assessment of the CEO’s performance in relation to pre-established performance goals for 2004. After the 2004 fiscal year, the Committee assessed the level of achievement reached by the CEO with respect to performance objectives. Based on this assessment, the Committee awarded Mr. Watjen a grant of 50,000 shares of restricted stock in February 2005.

All restricted shares awarded are subject to a 2-year vesting schedule and depending upon the circumstances of any termination the awarded shares may be forfeited if Mr. Watjen does not remain employed by the Company through February 18, 2007. The Committee established a performance-based restricted stock award target opportunity for Mr. Watjen for 2005 of 100,000 shares.

Million Dollar Deduction Limitation (IRC Section 162(m))

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s ability to deduct compensation in excess of $1,000,000 paid during a tax year to the Chief Executive Officer and to any of the four other highest paid executive officers at year end who exceed that amount. Certain performance-based compensation is not subject to such deduction limit. Annual bonuses under the Executive Officer Incentive Plan of the 2004 Management Incentive Compensation Plan are designed to meet the criteria of ‘performance-based’ compensation that is fully deductible under Code Section 162(m). The Compensation Committee takes into account the deductibility of executive compensation while retaining the discretion necessary under the circumstances to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, even though the requirements of Section 162(m) may not be satisfied.

For 2004, pursuant to the Management Incentive Compensation Plan of 2004 the Committee disregarded the effect on return on equity of two unusual and non-recurring charges and one unusual and non-recurring item related to the transaction involving the Company’s individual income protection closed block and the multistate market conduct examination settlement agreement, and the effect of a judgment obtained in certain refund litigation and settlements of certain IRS examinations. The Committee certified the achievement of results under the Management Incentive Compensation Plan at 100%.

William J. Ryan

Pamela H. Godwin

A.S. (Pat) MacMillan, Jr.

John W. Rowe

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid or accrued by the Company for services rendered in all capacities during the years 2004, 2003 and 2002 to the Company’s Chief Executive Officer and the next four most highly compensated executive officers during 2004 (collectively, the “named executive officers”).

	Annual Compensation				Long Term Compensation Awards
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)		Securities Underlying Options (#)	All Other Compensation ($)
Thomas R. Watjen President and Chief Executive Officer	2004 2003 2002	900,000 862,500 650,000	900,000 896,000 373,750	87,678(2) 18,111 17,312	1,617,921 750,004 0	(3)	0 600,000 275,000	8,278(4) 7,578 8,078

F. Dean Copeland Senior Executive Vice President and General Counsel and Chief Administrative Officer	2004 2003 2002	650,000 602,500 400,000	572,000 519,800 184,000	36,569(5) 24,824 20,673	1,043,167 350,002 0	(3)	0 0 150,000	8,278(4) 7,778 3,411

Robert O. Best Executive Vice President — Client Services Center & Chief Information Officer	2004 2003 2002	356,667 328,750 295,000	246,100 195,656 123,050	11,611(5) 13,390 25,599	315,084 210,000 0	(6)	0 0 32,000	8,278(4) 8,078 7,453

Robert Greving Executive Vice President & Chief Financial Officer	2004 2003 2002	352,500 306,667 268,750	210,185 171,991 95,914	19,226(5) 8,677 6,957	266,042 0 0	(6)	0 0 25,000	8,278(4) 8,078 8,028

Kevin P. McCarthy Executive Vice President — Underwriting	2004 2003 2002	326,667 295,417 260,000	205,800 154,212 81,500	17,195(5) 8,149 26,876	295,554 210,000 0	(6)	0 0 20,000	8,278(4) 8,078 5,278

(1)	As of December 31, 2004, the named executive officers held the following aggregate shares of restricted stock, with the following values (based on December 31, 2004 closing price of $17.94 per share): Mr. Watjen, 177,628 shares valued at $3,186,646; Mr. Copeland, 71,782 shares valued at $1,287,769; Mr. Best, 19,962 shares valued at $358,118; Mr. Greving, 0 shares, and Mr. McCarthy, 19,962 shares valued at $358,118. Additionally, two of the named executive officers held performance shares which were issued in February 2002 under the Performance Subplan II of the MICP upon deferral of the 2001 incentive award into shares. These performance shares are subject to a risk of forfeiture for three years. The number of performance shares held, along with their value as of December 31, 2004 are as follows: Mr. Copeland, 1,043 shares valued at $18,711; and Mr. Greving, 764 shares valued at $13,706. The value of the 2001 performance shares is not included in this column.
(2)	The amount reported for Mr. Watjen includes $18,116 in connection with attendance at the Company sales conference, $18,819 for use of corporate aircraft, and $28,937 reimbursed for payment of taxes in connection with certain Company related expenses.
(3)	See the “Report of the Board Compensation Committee on Executive Compensation — Long Term Incentive Compensation” for information relating to the 2003 and 2004 programs for Messrs. Watjen and Copeland. Mr. Watjen received grants of 29,861 shares in February 2004, and 19,750 shares in June 2004 which related to the 2003 program. In February 2005, Mr. Watjen received a grant of 50,000 shares related to the 2004 program. Mr. Copeland received grants of 13,935 shares in February 2004, and 9,217 shares in June 2004 which related to the 2003 program. In February 2005, Mr. Copeland received cash for the 2004 Long Term Incentive program. Restricted shares related to the 2003 program vest at the end of the third anniversary from the date of the grant. Restricted shares related to the 2004 program vest at the end of the second anniversary from the date of the grant. Dividends are paid on restricted stock.
(4)	The amount reported includes $78 premium on term life insurance provided by the Company and the remaining amount is the Company match to its long-term 401(k) retirement plan.

(5)	The amounts reported for Messrs. Copeland, Best, Greving, and McCarthy are amounts reimbursed for payment of taxes in connection with certain Company related expenses.
(6)	See the “Report of the Board Compensation Committee on Executive Compensation — Long Term Incentive Compensation” for information relating to the 2004 program for the named executive officers. Mr. Best received 18,150 shares, Mr. Greving received 15,325 shares, and Mr. McCarthy received 17,025 shares. All restricted shares vest at the end of the second anniversary from the date of the grant. Dividends are paid on restricted stock.

Option Grants in Last Fiscal Year

There were no option grants during 2004.

Aggregated Option Exercises in Last Fiscal Year and FY- End Option Values

None of the named executive officers exercised any options during 2004. The following table shows information concerning the value of unexercised options held by the named executive officers at December 31, 2004:

	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the- Money Options at FY-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable(1)
Thomas R. Watjen(2)	1,343,872	491,668	492,372	410,668
F. Dean Copeland	550,443	50,000	143,520	0
Robert O. Best	223,624	10,666	99,578	0
Robert Greving	85,347	8,333	76,530	0
Kevin P. McCarthy	102,970	6,666	59,814	0

(1)	For all exercisable and unexercisable in-the-money options, the value is calculated as the difference between the fair market value (closing price) of the Company’s common stock on December 31, 2004 and the exercise price of the options.
(2)	The amounts for Mr. Watjen exclude 73,000 options of which he relinquished ownership and economic interest pursuant to a domestic relations order in January 1997. The value of the options transferred pursuant to the domestic relations order, all of which are exercisable, is $0.00.

Pension Plan Table

The following table illustrates the combined estimated annual benefits payable under the UnumProvident Employees Pension Plan and Trust (“the Pension Plan”) and the UnumProvident Supplemental Pension Plan (the “Supplemental Plan”) upon normal retirement of participants with varying Final Average Earnings (as defined below) and years of Credited Service. The amounts shown are annual payments for the life of a participant who retires at age 65. Specific variations from the table for the named executives are discussed below. As of December 31, 2004, Messrs. Best, Copeland, Greving, McCarthy and Watjen had 11, 8, 8, 26, and 11 years of benefit service respectively. If Messrs. Best, Copeland, Greving, McCarthy and Watjen were to continue their employment with the Company until age 65, the respective years of benefit service would be 21, 8, 19, 41 and 26 for computing benefits.

UnumProvident Corporation

Pension Equity Plan — Proxy Statement

New Pension Equity Formula on all Service ($)

	Service
Final Avg Earnings	10	15	20	25	30	35	40	45
500,000	57,600	88,000	119,500	152,200	186,000	217,000	248,000	279,000
600,000	69,400	106,200	144,200	183,600	224,300	261,700	299,100	336,500
700,000	81,300	124,300	168,900	215,000	262,700	306,400	350,200	394,000
800,000	93,200	142,500	193,500	246,400	301,000	351,100	401,300	451,500
900,000	105,100	160,700	218,200	277,800	339,300	395,900	452,400	509,000
1,000,000	117,000	178,800	242,900	309,200	377,700	440,600	503,500	566,500
1,100,000	128,900	197,000	267,500	340,500	416,000	485,300	554,600	624,000
1,200,000	140,800	215,200	292,200	371,900	454,300	530,000	605,800	681,500
1,300,000	152,700	233,300	316,900	403,300	492,700	574,800	656,900	739,000
1,400,000	164,600	251,500	341,500	434,700	531,000	619,500	708,000	796,500
1,500,000	176,400	269,700	366,200	466,100	569,300	664,200	759,100	854,000
1,600,000	188,300	287,800	390,900	497,500	607,700	708,900	810,200	911,500
1,700,000	200,200	306,000	415,500	528,900	646,000	753,600	861,300	969,000
1,800,000	212,100	324,200	440,200	560,300	684,300	798,400	912,400	1,026,500
1,900,000	224,000	342,300	464,900	591,700	722,700	843,100	963,500	1,084,000
2,000,000	235,900	360,500	489,500	623,000	761,000	887,800	1,014,600	1,141,500

The above table reflects the amendment and merger of the Unum Lifecycle Plan, the Provident Retirement Plan for Salaried Employees and the Paul Revere Employees Pension Plan to a Pension Equity formula effective 1/1/2000. Retirement Benefits under this plan include a Basic Benefit based upon age at retirement, years of Benefit Service, Highest Average Earnings and Social Security Compensation. An additional “Transition Benefit” based on specified factors and the participant’s age as of 6/30/1997 for former Unum Plan participants and each participant’s age and service as of 3/31/2000 for former Paul Revere plan participants is also a part of the benefit formula. In addition, participants in the former Unum Lifecycle Plan accrue benefits under a different pension equity schedule for service prior to 1/1/2000. The plan also includes certain limited duration minimum benefits based on formulas in effect prior to 1/1/1997 under the former Unum Pension Plan and under the former Paul Revere Pension Plan and former Provident Pension Plan in effect prior to 3/31/2000. “Highest Average Earnings” is defined as the average of salary plus annual cash incentive payments for the five years in which earnings were highest within the last 10 years of employment. “Social Security Compensation” means the average of the annual Social Security taxable wage base in effect during the 35 year period ending when the employee reaches Social Security Retirement Age. Accrued benefits are 100 percent vested after 5 years of service. Because the combined benefit from the Pension Plan and Supplemental Plan varies based upon age and/or service at either 6/30/97 or 3/31/2000 and by participation in designated prior plans, and because Social Security Covered Compensation varies with year of birth, the retirement benefits shown above are averages; benefits for individual executives may be 10 to 15 percent higher or lower than shown.

The Supplemental Pension Plan provides benefits equal to the difference between what the Pension Plan can pay reflecting the limits imposed by Sections 401(a) and 415 of the Code and what the Pension Plan would otherwise have paid had these limits not existed. All participants in the Pension Plan who terminate or retire after 1/1/2000 and are affected by the limits are eligible to participate in the Supplemental Plan, including Messrs. Best, Copeland, Greving, McCarthy and Watjen. This provision is effective 1/1/2000 for participants in the former Provident and Paul Revere Pension Plans.

Employment Agreements

The Company has entered into employment agreements with Messrs. Watjen and Copeland.

The March 2003 amendments reflected the following changes as to Mr. Watjen: (i) his position changed from Vice Chairman and Chief Operating Officer to President and Chief Executive Officer for an interim period beginning March 31, 2003 and ending when he or another person assumes the position as the new Chief Executive Officer, (ii) his annual base salary was increased to $900,000 effective March 31, 2003, (iii) in instances of termination for Good Reason or by the Company without Cause when a change in control is not involved, there is a reduction in the severance amount paid by the Company over an 18 month period by any amount earned by Mr. Watjen if he earns more than $200,000 from subsequent employment during such period, and (iv) notice of termination for Good Reason by Mr. Watjen is notice of resignation of all elected positions with the Company. On September 29, 2003, following an extensive search by a committee of the Board, which included the consideration of Mr. Watjen as a candidate, the Board selected Mr. Watjen as the best person considered to lead the Company as its President and Chief Executive Officer. Effective March 1, 2005, Mr. Watjen’s base salary was increased to $950,000.

The March 2003 amendments reflected the following changes as to Mr. Copeland: (i) while serving as Senior Executive Vice President and General Counsel, he has the additional position of Chief Administrative Officer for an interim period beginning March 31, 2003 and ending at such time as the Board determines, (ii) any assignment of Mr. Copeland to duties and responsibilities reasonably related to his qualifications after the interim period shall not constitute Good Reason for purposes of termination, and (iii) his annual base salary was increased to $650,000 effective March 31, 2003.

Under the terms of their employment agreements, Mr. Watjen and Mr. Copeland are eligible for a target annual bonus of 100% and 80%, respectively, of base salary. In 2005, Mr. Watjen’s target annual bonus was increased to 120% of base salary. The agreements state that the annual bonus does not include any special or supplemental bonuses that may be awarded. Any incentive awards may be equity-based or in cash. Under the terms of the agreements, the Compensation Committee can award an additional annual deferred compensation (“Deferred Compensation”) amount to the executives in any year in which the Company exceeds its performance targets under its long-term incentive program for officers of the Company. The compensation is deferred for three years, but deferral can be accelerated in thirds if certain individual annual performance goals are met. The agreements provide that any reduction in annual base salary is a basis for Good Reason termination.

The employment agreements provide for retirement benefits payable to Mr. Watjen and Mr. Copeland. Each executive is entitled to a retirement benefit equal to 2.5 percent of his Final Average Earnings (as defined) multiplied by his years of Executive Service (as defined) up to 20 years. If the executive retires after age 55, but prior to age 60, his benefit will be reduced by 5% for each year under 60. For purposes of calculating the retirement benefit, the executive will receive full credit for all years of service plus, in the case of Mr. Copeland, five additional years. The retirement benefit provided for in the employment agreement will be reduced by the executive’s benefits under the Company’s Pension Plan and Supplemental Plan.

In the event of termination of employment by the Company without Cause or by the executive for Good Reason, Mr. Watjen will receive an amount equal to three times the sum of his annual base salary and highest annual bonus paid in any of the three years prior to the date of termination, plus accrued obligations for salary and a pro-rata bonus for the portion of the year preceding termination, any Deferred Compensation, three years of pension accrual, and continued welfare benefit coverage for three years; and in a change in control context, all stock options and other equity-based awards would vest, all restrictions on restricted stock awards would lapse, and options would remain exercisable for a period of two years or the earlier expiration of their initial term.

In the event of termination during employment by the Company without Cause or by the executive for Good Reason, Mr. Copeland will receive an amount equal to two times (unless termination is in a change in control context, then three times) the sum of his annual base salary and highest annual bonus paid in any of the three years prior to the date of termination, plus accrued obligations for salary and bonus during the portion of the year preceding termination, any Deferred Compensation, and continued welfare benefit coverage for two years (three years in a change in control context); and in a change in control context, (x) three years of additional pension accrual and (y) all stock options and other equity-based awards would vest, all restrictions on restricted stock awards would lapse, and options would remain exercisable for a period of two years or the earlier expiration of their initial term. In the event of termination resulting from retirement, Mr. Copeland will receive any Deferred Compensation, accrued obligations for salary and bonus during the portion of the year preceding retirement, any other benefit due under Company plans or policies, the retirement benefit discussed above and the vesting of equity awards.

The employment agreements provide for an initial two-year term ending on March 31, 2005, with automatic renewals for successive two-year terms unless either party provides prior written notice; however, Mr. Copeland or the Company may notify each other at any time that Mr. Copeland’s employment will terminate due to retirement after age 65 (except in a change of control context, when the effectiveness of such notice given by the Company shall be delayed until the second anniversary of such change of control, or if no change in control occurs, the first anniversary of the Company’s entrance into an agreement, which if consummated would have constituted a change in control).

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax had not applied.

Change in Control Severance Agreements

The Company offers Change in Control Severance Agreements to certain other of its senior officers as determined by the Compensation Committee. The material provisions of the agreements provide certain benefits in the event the senior officer’s employment is terminated by the Company without Cause or by the officer for Good Reason as defined in the plan, within a two year period following a change in control, or in certain circumstances prior to a change in control. The severance benefits include:

•	Payment of two times base salary and bonus (based on higher of pre-change-in-control salary and bonus or current salary and bonus);

•	Pro rata bonus, assuming achievements of target;

•	Two years additional service credit towards pension benefit accrual, including both qualified and supplemental plans;

•	Continued medical and dental coverage for two years (secondary to coverage obtained from subsequent employer);

•	Vesting of all equity-based awards which remain exercisable for ninety days from the date of termination;

•	Vesting of accrued pension benefits, including both qualified and supplemental retirement plans; and

•	Payment of all deferred compensation and outplacement services in accordance with the Company’s policies.

If any payments pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide an additional payment such that these individuals retain a net amount equal to the payments each would have retained if such excise tax has not been applied, unless a reduction in the payments by no more than 10% would result in no excise tax. Messrs. Best, Greving and McCarthy are among the officers who have a change in control severance agreement as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described earlier in this Proxy Statement, the Company has a Compensation Committee, which is composed of William J. Ryan, Pamela H. Godwin, A.S. (Pat) MacMillan, Jr., and John W. Rowe. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the last fiscal year, or at any other time. During the last fiscal year, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Board of Directors of our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, officers, and 10% beneficial holders of common stock are required to file with the Securities and Exchange Commission certain forms reporting their beneficial ownership of and transactions in the Company’s common stock. Based solely upon information provided to the Company by each such person, the Company believes that each of its directors and officers and 10% beneficial owners filed all required reports on a timely basis during the last fiscal year, with the exception of Roger C. Edgren and Kevin C. McCarthy, each of whom filed one Form 4 late due to an administrative error by the Company in the case of Mr. Edgren and a systems error in the case of Mr. McCarthy. Mr. Edgren’s Form 4 reflecting the grant of 5,831 shares of restricted stock under the Stock Plan of 1999 was filed in August 2004, two days after it was due, and Mr. McCarthy’s Form 4 reflecting the sale of 1,000 shares pursuant to a 10b5-1 plan adopted in June 2004 was filed in December 2004, four days after it was due.

COMPANY PERFORMANCE

The following graph shows a five year comparison of cumulative total shareholder returns for the common stock of the Company (NYSE symbol: UNM), based on UNUM (NYSE symbol: UNM) historical and Provident (NYSE symbol: PVT) historical performance, the Standard & Poor’s 500 Composite Stock Index and the Insurance Index (non-weighted average of “total returns” from the S&P Life Index and the S&P Multi-line Index).

SECURITY OWNERSHIP

The following table sets forth the information regarding the beneficial ownership of the common stock of the Company, as of March 14, 2005, by each director, nominee, and named executive officer, and by all directors, nominees, and executive officers as a group. The total numbers of shares beneficially owned by each person include those which are deemed to be beneficially owned under applicable Securities and Exchange Commission regulations. Unless otherwise indicated, the person indicated holds sole voting and disposition power.

Name	Shares Beneficially Owned	Shares Beneficially Owned Subject to Options Exercisable as of May 13, 2005	Deferred Share Rights or Phantom Shares	Total Shares Beneficially Owned	% of Company Common Stock
E. Michael Caulfield	0	0	0	0	*
Jon S. Fossel(1)	0	0	9,698	9,698	*
Pamela H. Godwin(1)	0	0	1,528	1,528	*
Ronald E. Goldsberry(1)(2)(3)	21,547	17,533	27,842	66,922	*
Thomas Kinser	1,000	0	0	1,000	*
Gloria C. Larson(1)	0	0	1,528	1,528	*
Hugh O. Maclellan, Jr.(4)	2,556,141	43,654	0	2,599,795	*
A. S. (Pat) MacMillan	527	13,806	0	14,333	*
C. William Pollard(1)	52,895	10,000	1,847	64,742	*
John W. Rowe(1)(2)(5)	8,500	29,633	18,944	57,077	*
William J. Ryan	1,400	0	0	1,400	*
Thomas R. Watjen(6)	538,480	1,435,540	0	1,974,020	*
F Dean Copeland(6)(7)	148,579	600,443	5,232	754,254	*
Robert O. Best(6)	94,175	234,290	0	328,465	*
Robert C. Greving(6)(8)	29,269	93,680	0	122,949	*
Kevin P. McCarthy(6)	49,435	91,320	0	140,755	*
All directors and executive officers as a group(1)(2)(4)(6)(7)(9)	3,620,557	2,859,071	67,491	6,547,119	2.2

*	Denotes less than one percent
(1)	Includes number of shares of phantom Company common stock representing deferred share rights awarded under the Company’s Non-Employee Director Compensation Plan of 1998.
(2)	Includes number of shares of phantom Company common stock credited to the non-employee directors’ accounts under the former UNUM Corporation 1998 Director’s Deferred Compensation Plan.
(3)	Includes 6,800 shares owned by a family limited partnership.
(4)	As of March 14, 2005, Mr. Maclellan had sole voting power over 408,970 shares and shared voting power over 2,147,171 shares (total 2,556,141 shares). Mr. Maclellan had sole investment power over 626,847 shares and shared investment power over 1,929,294 shares (total 2,556,141 shares) of the Company’s common stock. The Maclellan Foundation, Inc. (the “Foundation”), a charitable organization treated as a private foundation for federal income tax purposes, holds 1,730,150 of these shares, for which Mr. Maclellan, a Trustee and President of the Foundation, holds a revocable proxy. Totals listed above do not include 62,143 shares of Company’s common stock voted solely by spouse, Nancy B. Maclellan, of which beneficial ownership is disclaimed.
(5)	Includes 7,000 shares held by Mr. Rowe’s spouse and 500 shares held by Mr. Rowe’s child.
(6)	Shares owned by Messrs. Watjen, Copeland, Best, Greving, McCarthy and the executive officers as a group include shares owned in the Company’s 401(k) plan.
(7)	Includes number of shares of phantom Company common stock representing performance shares awarded under the Performance Share Plan of the Amended and Restated Annual Management Incentive

Compensation Plan of 1994. These performance shares represent deferred compensation based on the value of the market price of the Company common stock at the time the compensation is earned. The performance shares include both shares awarded and shares resulting from the gross-up described in the plan (“premium shares”). The performance shares cannot be converted into stock for a period of three years after grant, unless (with respect to the awarded shares only) the participant terminates employment with the Company. As a result of the merger with UNUM, a change in control occurred under the terms of the MICP and premium shares, which were granted prior to the merger and previously subject to forfeiture for a period of three years, vested.

(8)	Includes 1,300 shares owned by Mr. Greving’s spouse.
(9)	Includes shares owned jointly or separately by spouses and minor children of all directors and executive officers as a group.

BENEFICIAL OWNERSHIP OF COMPANY’S COMMON STOCK

Detailed information about the security ownership of beneficial owners of more than 5% of the Company’s common stock is set forth below including beneficial ownership based on sole voting and shared voting power and investment (dispositive) power.

The Company does not know of any other person that is a beneficial owner of more than five percent (5%) of Company’s common stock. Information is given as of December 31, 2004, unless otherwise indicated.

Beneficial Ownership Based on Voting Power

Name and Address of Beneficial Owner	Amount Beneficially Owned(1) (Voting Power)	Percent of Company Common Stock Outstanding
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	23,911,957(2)	8.0

Hotchkis and Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	20,518,000(3)	6.9

(1)	Beneficial ownership of securities is disclosed according to Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	This information is based on Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.
(3)	This information is based on Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission by Hotchkis and Wiley Capital Management, LLC, which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Beneficial Ownership Based on Investment Power

Name and Address of Beneficial Owner	Amount Beneficially Owned(1) (Investment Power)	Percent of Company Common Stock Outstanding
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	25,027,957(2)	8.40

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,886,683(3)	5.90

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	17,131,834(4)	5.778

Hotchkis and Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	23,363,600(5)	7.9

Capital Research and Management Company 333 South Hope Street 5th Floor Los Angeles, CA 90071	16,276,590(6)	5.4

(1)	Beneficial ownership of securities is listed according to Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	This information is based on Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission by Dodge & Cox, which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.
(3)	This information is based on Schedule 13G dated February 14, 2005, filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc., which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(4)	This information is based on Schedule 13G dated February 14, 2005, filed with the Securities and Exchange Commission by FMR Corp., which reflects beneficial ownership as of December 31, 2004. FMR Corp. reported it had beneficial ownership of, and sole dispositive power with respect to, 17,131,834 shares of common stock, sole power to vote 309,999 shares, and shared voting or dispositive power for none of the shares. FMR Corp.’s Schedule 13G includes shares beneficially owned by: Edward C. Johnson 3d; Abigail P. Johnson; Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., in its capacity as investment adviser to various registered investment companies (16,821,835 shares, or 5.674%); and Fidelity Management Trust Company, a bank that is a wholly owned subsidiary of FMR Corp. (309,999 shares, or 0.105%), as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp. The Schedule 13G states that Mr. and Ms. Johnson and various family members, through their ownership of FMR Corp. voting common stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp.
(5)	This information is based on Schedule 13G dated February 10, 2005, filed with the Securities and Exchange Commission by Hotchkis and Wiley Capital Management, LLC, which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(6)	This information is based on Schedule 13G dated February 9, 2005, filed with the Securities and Exchange Commission by Capital Research and Management Company, which reflects beneficial ownership as of December 31, 2004. Securities reported are beneficially owned as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Shares reported by Capital Research and Management Company include 7,126,590 shares resulting from the assumed conversion of 3,100,000 shares of the 8.25 Convertible ACES Units, expiring May 16, 2006.

APPROVAL OF AMENDMENTS TO THE STOCK PLAN OF 1999

(Item 2 on the Proxy Card)

A summary of the proposed amendments and the Stock Plan of 1999 is set forth below. The summary is qualified in its entirety by reference to the full text of the Stock Plan as proposed to be amended, which is included in this Proxy Statement as Appendix B. If the Company’s stockholders do not approve the proposed amendments to the Stock Plan of 1999, the plan will remain in effect in accordance with its current terms.

The Board of Directors recommends a vote FOR the approval of the

Amendments to the Stock Plan of 1999.

Summary of the Stock Plan of 1999 and Proposed Amendments

The proposed amendments are to (1) increase the percentage of aggregate number of shares reserved and available for awards under the Stock Plan in the form of restricted or unrestricted stock from 20% to 35%; (2) delete the “evergreen” provision of the Stock Plan allowing shares underlying canceled, terminated, expired or lapsed awards, or tendered in payment of the exercise price of an option or withheld to satisfy a participants’ income tax withholding obligations, to be available for the grant of an award under the Stock Plan; (3) delete the provision allowing the automatic grant of a new option to a participant who delivers shares in payment of the exercise price of an existing option (“reload”) with respect to future grants and (4) add a provision requiring that awards under the Stock Plan be subject to a minimum vesting requirement of three years on either a ratable or cliff vesting basis.

The Stock Plan currently limits the number of shares that can be awarded as restricted or unrestricted stock to 20% of the 17,500,000 aggregate number of shares that can be issued under the plan, or 3,500,000 shares. The amendment would increase the limit to 35%, or 6,125,000 shares. As of March 14, 2005, 1,177,675 shares were available for issue under the Plan as restricted or unrestricted stock.

The Stock Plan currently provides that to the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of stock subject to the award will again be available for the grant of awards under the plan. Shares subject to SARs or other awards settled in cash, that are surrendered or withheld from any award to satisfy a participant’s income tax withholding obligations, or are owned by a participant that are tendered to pay the exercise price of options granted under the plan will be available for the grant of awards under the Stock Plan. Further stock delivered by the Company, any shares of stock with respect to which awards are made and any shares of Common Stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, the outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for awards under the Stock Plan. The proposed amendment is to delete this provision.

Under the Stock Plan, the Compensation Committee may, in its sole discretion, provide in an award agreement, for the automatic grant of a new option to any participant who delivers shares of stock as full or partial payment of the exercise price of the original option. The proposed amendment is to delete this provision.

There is currently no minimum vesting requirement for awards under the Stock Plan. The proposed amendment would require that all awards vest only after a minimum of three years, on either a ratable or cliff vesting basis.

General

The Stock Plan authorizes the granting of awards (“Awards”) to employees, officers, consultants (including producers) and directors of the Company or its affiliated companies in the following forms: (i) options to purchase shares of common stock (“Options”), which may be incentive stock options or non-qualified, (ii) stock appreciation rights (“SARs”); (iii) restricted stock (“Restricted Stock”); and (iv) dividend equivalents (“Dividend Equivalents”). Subject to adjustment as provided in the Stock Plan, the current aggregate number of shares of common stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR) is 17,500,000, of which no more than 35% may be granted in the form of restricted or unrestricted stock awards. The maximum number of shares of common stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Stock Plan to any one participant is 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Stock Plan is $10,000,000. No awards may be granted under the Stock Plan after January 1, 2009, but the plan will remain in effect as long as any Awards under it are outstanding.

Administration

The Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or, at the discretion of the Board from time to time, the Stock Plan may be administered by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the terms and conditions thereof (however the Stock Plan provides that no stock option may be exercisable for more than ten years from the date of its grant); establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Stock Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Stock Plan. During any time that the Board is acting as administrator of the Stock Plan, it shall have all the powers of the Committee under the Stock Plan.

Performance Goals

The Committee may determine that any Award granted pursuant to the Stock Plan to a Participant shall be determined on the basis of one or more of the following measures of corporate performance, alone or in combination, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Corporation or a subsidiary: (a) return on equity, (b) overall or selected premium or sales growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices, (i) underwriting efficiency and/or quality, (j) persistency factors, (k) total shareholder return, (l) earnings before interest and taxes (EBIT), (m) earnings before interest, taxes, depreciation and amortization (EBITDA), (n) net income, (o) return on assets, (p) return on net assets, (q) economic value added, (r) shareholder value added, (s) embedded value added, (t) net operating profit, (u) net operating profit after tax, (v) combined ratio, (w) expense ratio, (x) loss ratio, (y) premiums, (z) return on capital, (aa) return on invested capital, (bb) profit margin, or (cc) risk based capital. The Committee has the right for any reason to reduce or increase the Award, notwithstanding the achievement of a specified goal.

Limitations on Transfer. The Stock Plan limits transferability of awards made under the Stock Plan.

Acceleration Upon Certain Events

Upon the participant’s death, retirement or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Stock Plan and the Award Agreement. In the event of a Change in Control of the Company (as defined in the Stock Plan), all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding Awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control as defined in the Stock Plan but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company, the Committee or the Board may in its sole discretion declare all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee or the Board may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

Termination and Amendment

At any time, the Board or the Committee may terminate, amend or modify the Stock Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Stock Plan may adversely affect any Award previously granted under the Stock Plan, without the written consent of the participant.

Awards Previously Granted

At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the participant; provided, however, that subject to the terms of the applicable Award Agreement such amendment, modification or termination shall not, without the participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Stock Plan, the exercise price of any Option may not be reduced.

Certain Federal Income Tax Effects

Non-qualified Stock Options. Under present federal income tax regulations, generally there will be no federal income tax consequences to either the Company or the participant upon the grant of any stock options. However, the participant will realize ordinary income on the exercise of the non-qualified stock option (“NSO”) in an amount equal to the excess of the Fair Market Value of the common stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

Incentive Stock Options. Under present federal income tax regulations, generally there will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option (“ISO”) or the exercise thereof by the participant if the required holding period is met. Upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of common stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of common stock (the “required holding period”), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of common stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the Fair Market Value of the common stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, the exercise of the option will be treated as the exercise of an NSO.

SARs. Under present federal income tax regulations, a participant receiving a SAR generally will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be taxable as ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock at that time, and the Company will be entitled to a corresponding tax deduction (subject to the provisions of Code Section 162(m)). Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company unless such compensation qualifies as performance based as defined in Code Section 162(m). The Stock Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs and certain other Awards under the plan will qualify as performance based under Code Section 162(m).

Benefits to Named Executive Officers and Others

The table below reflects awards granted under the Stock Plan during the fiscal year ended December 31, 2004 to the persons and groups shown in the table below. Any future awards under the Stock Plan will be made at the discretion of the Committee, and therefore it is not presently possible to determine with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, or (iv) all employees including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Stock Plan.

Stock Plan of 1999

	Restricted Stock Awards
Name and Position	Dollar Value of Awards(2)	Number of Shares
Thomas R. Watjen(1)	$890,021	49,611
President and Chief Executive Officer

F. Dean Copeland(1)	415,347	23,152
Senior Executive Vice President and General
Counsel and Chief Administrative Officer

Robert O. Best	0	0
Executive Vice President — Client Services
Center & Chief Information Officer

Robert Greving	0	0
Executive Vice President and Chief Financial Officer

Kevin P. McCarthy	0	0
Executive Vice President — Underwriting

Executive Group	1,409,976	78,594

Non-Executive Directors Group	0	0

Non-Executive Officer Employee Group	0	0

(1)	The restrictions on the restricted stock lapse on the 3rd anniversary of the date of grant.
(2)	Based on the $17.94 closing price for the common stock on December 31, 2004.

Additional Information

As of March 14, 2005, there were approximately 12,190 employees, officers, consultants and directors of the Company and its affiliated companies eligible to participate in the Stock Plan. The closing price of the Company’s common stock, as reported by the New York Stock Exchange on March 14, 2005, was $17.88

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the proposed amendment to the Stock Plan.

The Board of Directors recommends that UnumProvident stockholders vote “FOR”

the approval of the amendments to the Stock Plan of 1999.

Equity Compensation Plan Information

The following table gives information as of December 31, 2004 about the common stock that may be issued under all of the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options (see footnote 5).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	8,831,163(1)	$31.6114	10,442,463(2)

Equity Compensation Plans Not Approved by Stockholders	3,282,985(3)	$25.5700	1,271,290(4)

Total	12,114,148		11,713,753(5)

(1)	Includes the following plans: (a) Stock Plan of 1994, (b) Non-Employee Director Compensation Plan of 1998, (c) Stock Plan of 1999 and (d) Amended and Restated Management Incentive Compensation Plan of 1994. The number includes 29,423 performance shares granted under the Amended and Restated Management Incentive Compensation Plan of 1994.
(2)	Includes shares under the following plans: (a) Stock Plan of 1999, (b) Non-Employee Director Compensation Plan of 1998, (c) Amended and Restated Management Incentive Compensation Plan of 1998, and (d) UnumProvident Employee Stock Purchase Plan.
(3)	Includes the following plans: (a) Provident Companies, Inc. Employee Stock Option Plan of 1998, (b) UnumProvident Corporation Employee Stock Option Plan, (c) UnumProvident Corporation Broad Based Stock Plan of 2001, and (d) UnumProvident Corporation Broad Based Stock Plan of 2002.
(4)	Includes the following plans: (a) UnumProvident Corporation Broad Based Stock Plan of 2001, (b) UnumProvident Corporation Broad Based Stock Plan of 2002, (c) Unum Limited Savings-Related Share Option Scheme 2000, (d) UnumProvident Corporation Stock Award Recognition Plan of 2002, and (e) UnumProvident Corporation Non-Employee Director Compensation Plan of 2004.
(5)	The table does not include information for the following equity compensation plans assumed by the Company in connection with the merger of the company that originally established those plans: the UNUM Corporation 1990 Long-Term Incentive Plan, the UNUM Corporation 1998 Goals Plan, and the UNUM Corporation 1996 Long-Term Incentive Compensation Plan. As of December 31, 2004, a total of 2,377,507 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $35.8686 per share. No additional options may be granted under those assumed plans.

Below is a brief description of the equity compensation plans not approved by stockholders:

Provident Companies, Inc. Employee Stock Option Plan of 1998

This plan provided for the award of stock options to employees not eligible for awards under another incentive compensation plan and, therefore, excluded all officers of the Company from participation. One hundred options and fifty options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 255,500. The plan was terminated on December 31, 1998. The plan was administered by the Compensation Committee of the Board of Directors (Compensation Committee). The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death and disability, and termination of employment. The options outstanding as of June 30, 1999 vested in accordance with the provision of this plan effective with the merger of UNUM Corporation with Provident Companies, Inc. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Employee Stock Option Plan (1999)

This plan provided for the award of stock options to employees not eligible for awards under the other stock plans of the Company or at or below a position level as determined by the Compensation Committee, and therefore excluded all officers of the Company from participation. One hundred and fifty options and seventy-five options were granted respectively to each full time and part-time employee participant. The total number of options available for grant under this plan was 3,500,000. This plan was terminated in February 2002. This plan was administered by the Compensation Committee. The stock options issued under the plan are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. There are provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2001

This plan provides for the grant of stock options to employees, officers, consultants and producers, (as defined in the plan) of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,000,000. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Broad Based Stock Plan of 2002

This plan provides for the grant of stock options to employees, officers, consultants and producers, (as defined in the plan) of the Company. The plan specifically prohibits the granting of any options under the plan to members of the Company’s Board of Directors and to any “officer” of the Company as defined in Rule 16a-1(f) under the 1934 Act or such other definition of the term “officer” as the New York Stock Exchange may subsequently adopt for purposes of its “broad-based” requirements of Rule 312.03 of NYSE Listed Company Manual. No awards have been made under the plan to employees above the level of Vice President. The total number of options available for grant under this plan was 2,390,000. The plan was terminated in February 2004. The stock options are non-qualified for U.S. tax purposes. The exercise price of options awarded under this plan is the fair market value of the stock on the date of grant. The term of any option issued under the plan cannot exceed ten years. There are provisions for early vesting and/or early termination of the options in the event of retirement, death, disability and termination of employment. The plan also provides for acceleration of vesting if there is a change in control, subject to certain limitations, and in other circumstances at the Committee’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Stock Award Recognition Plan of 2002

This plan provides for the grant of stock awards to employees of the Company who are at or below the level of Vice President and who are not officers, directors or otherwise considered to be affiliates of the Company within the meaning of Rule 144 of the Securities Act of 1933. The plan is administered by the Chief Executive Officer. The total number of shares available for grant under this plan was 25,000. Stock awarded under the plan may be subject to restrictions. There are provisions for early vesting and/or early termination of restrictions in the event of retirement, death, disability and termination of employment. The plan also provides for restrictions on awards to lapse if there is a change in control, subject to certain limitations, and in other circumstances at the CEO’s discretion. The plan includes provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of stock splits, stock dividends or other recapitalization.

Unum Limited Savings-Related Share Option Scheme 2000

This plan of the Company’s subsidiary, Unum Limited, in the United Kingdom allows employees of Unum Limited to acquire options for shares of the Company’s common stock by making an election to purchase stock at a price of at least 80% of the market value of the stock on the date prior to the date the invitation to apply for the option is made or, if greater, the nominal value of a share (the Acquisition Price). The total number of options available for grant under this plan was 200,000. The maximum contribution per month per employee is £100. Contributions are made for a three year period at the end of which the employee can elect to receive cash plus interest or purchase shares at the Acquisition Price. The directors of Unum Limited are the administrators of the plan. There are provisions for early expiration of options in the event of termination of employment and acceleration of vesting and expiration due to death, disability or retirement. The plan also provides for acceleration of vesting upon a change of control, reconstruction or voluntary winding up of the Company. The plan includes provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of capitalization, consolidation, sub-division or reduction or other variation of the share capital of the Company.

UNUM Corporation 1998 Goals Stock Option Plan

This plan, which was assumed by the Company pursuant to the merger, provided for the grant in 1995 of three hundred options to employees below the level of Vice President. Employees who were hired in 1996 and 1997 automatically received two hundred and one hundred options respectively. The vesting of the options was contingent on meeting specified “1998 Goals”, long term goals established at the time the plan was adopted. The Chief Executive Officer was the administrator of the plan. The total number of options available for grant under this plan was 3,000,000. No new grants could be made under the plan after 1997. The exercise price of options awarded under this plan was the fair market value of the stock on the date of grant. There are provisions for early vesting and/or early termination of the options in the event of retirement, death and disability, and termination of employment. The plan also provides for acceleration of vesting if there is a change in control. The plan includes provisions for adjustments to the number of shares available for grants, number of shares subject to outstanding grants and the exercise price of outstanding grants in the event of stock splits, stock dividends or other recapitalization.

UnumProvident Corporation Amended and Restated Non-Employee Director Compensation Plan of 2004

This plan provides for the payment of compensation to the non-employee directors who serve on the Company’s Board. Non-employee directors receive an annual retainer of $80,000, the chairs of the standing committees receive an additional retainer of $7,500, and all directors receive $2,000 for each meeting attended in person and $500 for each conference call meeting of the Board and of the committees on which they participate, including special committees. Under the plan, directors make an irrevocable election each year to receive all or a portion of their retainers and meeting fees in either cash or deferred share rights. A deferred share right is a right to receive one share of common stock on the earlier of (i) the director’s termination of service as a director of the Company, or (ii) another designated date at least three years after the date of the deferral election. The number of deferred share rights granted is calculated as the number of whole shares equal to (i) the dollar amount of the annual retainer and/or fees that the director elects to have paid in deferred share rights, divided by (ii) the fair market value per share on the grant date. The aggregate number of shares which can be issued under the plan is 500,000. The plan is administered by the Compensation Committee. The plan includes provisions restricting the transferability of the deferred share rights, provisions for adjustments to the number of shares available for grants, and the number of shares subject to outstanding grants in the event of recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, or other similar corporate transaction. There are stock ownership guidelines for participants under the plan.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Item 3 on the Proxy Card)

The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year and is recommending their selection for ratification by the stockholders. Representatives of the Company’s independent auditors, Ernst & Young LLP, are expected to be present at the Meeting to respond to appropriate questions and to make a statement if they so desire.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

Audit Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for the fiscal year audit of the Company’s annual financial statements, the interim reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and services provided in connection with statutory and regulatory filings were $6,680,778 and $4,209,762, respectively, for fiscal years 2004 and 2003.

Audit Related Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for audit related services, comprised primarily of accounting consultations, SAS 70 review, review of information technology controls, and audit related services for the Company’s employee benefit plans, for fiscal years 2004 and 2003 were $689,386 and $346,768, respectively.

Tax Fees

The aggregate fees and expenses related to professional services rendered by Ernst & Young LLP for tax planning during fiscal years 2004 and 2003 were $39,051 and $15,000, respectively.

All Other Fees

The aggregate fees and expenses related to all other professional services rendered by Ernst & Young LLP other than those included above, comprised of consulting as regards the Company’s 2003 employee compensation and benefit plans and the 2003 actuarial valuation of the Company’s employee benefit plans, for fiscal year 2003 were $76,841. There were no fees of this nature for fiscal year 2004.

Audit Committee Pre-approval Policies

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for setting pre-approval limits for specifically defined audit and non-audit services. In pre-approving the services, the Audit Committee considers whether such services are consistent with SEC rules on auditor independence. Specific approval by the Audit Committee is required if fees for any particular service or aggregate fees for services of a similar nature exceed the pre-approved limits. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. Under the pre-approval policies established by the Company in 2004, 100% of the non-audit services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has pre-approved certain services that may be provided by Ernst & Young LLP related to fiscal year 2005 up to specific fee limits. The pre-approved fee limits are $300,000 for the specified audit related services and $100,000 for the specified tax services. The audit fees will be determined and approved after the nature, timing, and scope of the 2005 audit is validated.

CONSIDERATION AND ACTION ON A STOCKHOLDER PROPOSAL REGARDING ELECTION OF

DIRECTORS BY A MAJORITY INSTEAD OF PLURALITY VOTE

(Item 4 on the Proxy Card)

The Massachusetts State Carpenter’s Pension Fund, 350 Fordham Road, Wilmington, MA 01887, beneficial owner of approximately 6,400 shares of the Company’s common stock as of December 9, 2004, has submitted the following proposal for consideration at the Meeting:

Resolved: That the shareholders of UnumProvident Corporation (“Company”) hereby request that the board of directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

The Board of Directors makes no recommendation with respect to the stockholder proposal regarding election of directors by a majority instead of plurality vote.

The Board believes that there is merit to the principle that directors should be elected by a majority vote of the shares represented and entitled to vote on the election of directors. However, the Board has also taken into account that there are technical and legal issues involved in implementing a majority vote under current law and that these issues have not been resolved. The Board is aware that there are a number of proposals being discussed that relate to majority voting for directors, and that there are various groups working on the issues that have been raised, including a task force of the American Bar Association. Until there is greater clarity regarding the pros and cons of implementing a majority vote rule in the election of directors and resolving the issues raised, the Board is not taking a final position on majority voting for directors and is not recommending how stockholders should vote on the stockholder proposal contained in this Proxy Statement. The Board will take into consideration the stockholder vote on this proposal as the Board continues to consider the matter.

CONSIDERATION AND ACTION ON A STOCKHOLDER PROPOSAL TO

ESTABLISH AN OFFICE OF THE BOARD OF DIRECTORS TO

ENABLE DIRECT COMMUNICATIONS ON CORPORATE GOVERNANCE MATTERS

(Item 5 on the Proxy Card)

The New York City Pension Funds, 1 Centre Street, New York, NY 10007-2341, beneficial owners in the aggregate of approximately 1,528,183 shares of the Company’s common stock as of December 1, 2004, has submitted the following proposal for consideration at the Meeting:

WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law with the duty and authority to formulate and direct corporate policies; and

WHEREAS, in 2002, the Board of Directors of the New York Stock Exchange, recognizing the need to improve corporate governance, proposed a listing standard to empower non-management directors as a more effective check on management, and to facilitate direct communications between shareholders and the non-management directors; and

WHEREAS, in an August 8, 2003, release pertaining, in part, to disclosure of companies’ procedures for shareholder communications with the directors, the Securities and Exchange Commission stated that “Providing security holders with disclosure about the process for communicating with board members would improve the transparency of board operations, as well as security holder understanding of the companies in which they invest;”;

WHEREAS, a January 1994 study entitled: Improving Communications Between Corporations and Shareholders: Overall Findings and Recommendations, prepared on behalf of the New Foundations Working Group, John F. Kennedy School of Government, Harvard University, recommended several mechanisms for direct communications between directors and shareholders. Among the recommendations were:

•	Regular meetings with groups of shareholders and selected board members

•	Meetings between large shareholders and the full board of directors

WHEREAS, we believe that the creation of means for direct communications on corporate governance matters between shareholders and the non-management directors would benefit the Company through constructive discussions of perspectives, enhanced understanding, valuable feedback, and the fostering of meaningful links between directors and the shareholders by whom they are elected;

NOW, THEREFORE, BE IT RESOLVED: that the shareholders request the board of directors to establish an Office of the Board of Directors to enable direct communications on corporate governance matters, including meetings, between non-management directors and shareholders. The office shall report directly to a committee of the non-management directors.

STATEMENT OF SUPPORT

We believe the confidence of investors in the U.S. capital markets has been deeply shaken by corporate malfeasance at companies, such as Enron and World Com. As long term investors, we are concerned about the potential negative impact that continued erosion of investor confidence could have on the long-term interests of the company and the shareholders. This proposal is intended to improve investor confidence by improving director and shareholder communications on corporate governance matters, and strengthening the relationship between the Board of Directors and the shareholders.

The Board of Directors recommends a vote AGAINST the stockholder proposal to establish an office of the Board of Directors to enable direct communications on corporate governance matters.

The issue of stockholder communications with the Board of Directors has been the focus of recent changes by the SEC to its rules relating to information required in proxy statements and of aspects of the New York Stock Exchange’s recently promulgated Corporate Governance Standards. In response, and as discussed under “Stockholder Communications with the Board” in the “REPORT OF THE GOVERNANCE COMMITTEE” above, the Board has adopted an appropriate process which provides stockholders the opportunity to communicate with non-management directors. As described in this Proxy Statement, eleven of the twelve members of the Board are non-management directors that are independent of the Company (the only exception being Thomas R. Watjen, the Chief Executive Officer).

Under this process the Corporate Secretary reviews all correspondence she receives that is directed to non-management directors and regularly provides to the Chairman of the Board a log and copies of all such correspondence. The Chairman of the Board shall determine whether further distribution of such correspondence is appropriate and to whom it should be sent. Any director may at any time review this log and request copies of any such correspondence. Concerns received relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Internal Auditor and handled in accordance with procedures established by the Audit Committee for such matters.

The Board of Directors believes that this process, which is consistent with the recent SEC and NYSE focus on this issue, addresses the concerns raised in the stockholder proposal and for this reason the Board of Directors recommends a vote AGAINST this stockholder proposal.

ADDITIONAL INFORMATION

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of the Company’s stock, you may have received a notice notifying you that your household will be sent only one copy of the Annual Report to Stockholders and Proxy Statement. If you did not “opt-out” using the procedure described in the notice, you were deemed to have consented to receiving only one copy for your household. At least one copy of the Annual Report and Proxy Statement will be sent to your address. Additional copies of the Annual Report and Proxy Statement and additional information, including the Annual Report on Form 10-K filed with the SEC are available without charge from the Office of the Corporate Secretary, 1 Fountain Square, Chattanooga, Tennessee, 37402, or by calling toll-free 1-800-718-8824. If you are currently receiving multiple copies of Annual Reports and Proxy Statements, and would like to receive only one copy, please contact us at the foregoing address and telephone number. The Annual Report, Proxy Statement and Form 10-K are also available on the Company’s website at www.unumprovident.com/financials/.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2006 Annual Meeting of the Company stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Corporate Secretary not later than December 8, 2005, in order to be included in the proxy materials sent by management of the Company.

Nominations — Notice Requirement and Procedures

Under the Company’s Bylaws, nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Company entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company by a stockholder of the Company of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, (iv) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder and (v) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the “Act”), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and (b) as to the stockholder giving the notice, (i) the name and address of record of the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class and number of shares of the Company which are beneficially owned by the stockholder and such beneficial owner and (iii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Independence of Directors

The Board presently has one inside director, and the Board believes that there should not be more than two. Inside directors generally include current officers and any person who has been an officer within the past five years. All others are regarded as outside or non-management directors. A substantial majority of the full Board must have no material relationship with the Company and must otherwise meet the criteria for “independence” required by the New York Stock Exchange, Inc. (NYSE).

In accordance with listing standards of the NYSE, the Board has determined that the following “categorical standards” will be used to determine whether a relationship between a director and the Company is immaterial and requires no further analysis of the relationship in determining “independence”:

•	Relationship does not exceed the greater of $1 million or 2% of consolidated gross revenues of the other party for the last three fiscal years and, where there are comparable transactions, the relationship is in the ordinary course of business of UnumProvident and is on substantially the same terms as those prevailing under competitive circumstances at the time for comparable transactions with non-affiliated parties.

•	Contributions to a charity in which a director of UnumProvident serves as an officer, director or trustee that do not annually exceed in the aggregate two percent of the charity’s goal for the year (or other comparable goal as determined by the Governance Committee) or two percent of UnumProvident’s annual charitable contribution budget; provided, however, that this limitation shall not apply to annual United Way contributions by UnumProvident that have traditionally been made in communities in which UnumProvident has operation centers with more than 500 employees and do not materially exceed the amount of the contribution in the prior year.

Admission to Annual Meeting of Stockholders

You will need an admission ticket or proof of ownership of the Company’s common stock and valid picture identification (such as a driver’s license or passport) to enter the annual meeting. Please separate the admission ticket attached to your proxy card and bring it to the meeting. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Company stockholder.

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (“Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the compliance by the Company with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, and (5) the performance of the Company’s internal audit function and independent auditors.

The Committee shall provide a forum for private and direct communications between Committee members and the Company’s independent auditors, internal audit department and senior financial management. The Committee shall serve as a channel of communication to the Board for the Company’s independent auditors and internal audit department. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, its function is oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are responsibilities of management and the auditors.

Committee Operations

The Committee shall consist of three or more members, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, and the rules and regulations of the SEC. The Committee shall also have at least one member that is an “audit committee financial expert” as defined by the SEC. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Members of the Committee shall be appointed by the Board on the recommendation of the Governance Committee and shall serve until their successors are appointed and qualify. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies on the Committee. The Board shall designate one member of the Committee as its chairperson.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall make regular reports to the Board including the review of any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board. The Committee shall annually review the Committee’s own performance, which should include a comparison of the performance of the Committee to the requirements of this Charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate, and the report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the disclosures made under Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor critical accounting policies and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles or financial statement presentation, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review with the independent auditors:

(a)	Results of their audit, including their opinion on the financial statements.

(b)	Their procedures for reviewing the Company’s internal control and their evaluation of the adequacy of those controls over the financial reporting process and any special steps adopted in light of material control deficiencies.

(c)	The matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any illegal acts detected or of which they were made aware.

5.	Discuss with management and the independent auditors significant accounting accruals, reserves or other estimates made by management, including reviewing reports from actuaries.

6.	Review with management and the independent auditors:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letters or schedule of unadjusted differences.

7.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done in general terms (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.	Discuss with management the Company’s policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

10.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process under Section 302 of the Sarbanes-Oxley Act for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.	Review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditors’ report on the fairness of management’s assessment and the effectiveness of internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditor

12.	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor team.

13.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate. Obtain from the independent auditor written disclosures required by the Independence Standards Board and consider whether permitted non-audit services are compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

14.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15.	Establish Company policies for hiring of employees or former employees of the independent auditor.

16.	Review communication between the Company’s audit team and the national office of the independent auditor on auditing or accounting issues.

17.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

18.	Review Management (Internal Control) Letters issued to the Company by the independent auditors.

Oversight of the Company’s Internal Audit Function

19.	Review the appointment and replacement of the senior internal auditing executive.

20.	Review the scope of Internal Audit’s plan for the year and also review a summary of significant findings by Internal Audit and management’s responses.

21.	Discuss with the independent auditor and management, including the internal auditor, the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.	Obtain reports from management, the Company’s Chief Ethics Officer and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

23.	Ensure the establishment of procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

24.	Review and discuss any reports concerning material violations of law submitted by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules.

25.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Appendix B

UNUMPROVIDENT CORPORATION

AMENDED AND RESTATED STOCK PLAN OF 1999

ARTICLE I

Purpose

1.1    General.    The purpose of the UnumProvident Amended and Restated Stock Plan of 1999 (the “Plan”) is to promote the success, and enhance the value, of UnumProvident Corporation (the “Corporation”), by linking the personal interests of its employees, officers, producers and directors to those of Corporation stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, producers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, producers and directors.

ARTICLE 2

Effective Date

2.1    Effective Date.    The Plan was effective as of January 1, 1999 (the “Effective Date”) and has most recently been amended by the Board on February 18, 2005 to be effective upon approval by stockholders.

2.2    Termination of Plan.    No Awards may be granted under the Plan after the ten-year anniversary of the Effective Date, but the Plan shall remain in effect as long as any Awards under it are outstanding.

ARTICLE 3

Definitions

3.1    Definitions.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, or Dividend Equivalent Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Change in Control” means and includes the occurrence of any of the following events:

(i) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company of any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (ii);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Corporation” means UnumProvident Corporation, a Delaware corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(i) “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(j) “Dividend Equivalent” means a right granted to a Participant under Article 10.

(k) “Effective Date” has the meaning assigned such term in Section 2.1.

(l) “Fair Market Value”, on any date, means (i) if the Common Stock is listed on a securities exchange or traded over the Nasdaq National Market, the average of the high and low market prices reported in The Wall Street Journal at which a Share of Common Stock shall have been sold on such day or on the next preceding trading day if such date was not a trading day, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(m) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to Incentive Stock Options, the term shall have the same meaning as set forth in Section 424(e) of the Code.

(q) “Participant” means a person who, as an employee, officer, Producer or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

(r) “Plan” means the UnumProvident Corporation Stock Plan of 1999, as amended from time to time.

(s) “Producer” means a producer of insurance business for the benefit of the Corporation or its subsidiaries. For purposes of this Plan, Producers are deemed to be consultants of the Corporation or its Parent or Subsidiaries.

(t) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(u) “Retirement” means a Participant’s voluntary termination of employment with the Corporation, Parent or Subsidiary at or after age 65 or after attaining age 55 with at least 15 years of service with the Corporation or a Parent or Subsidiary or with an entity that has been acquired by the Corporation or a Parent or Subsidiary, or with the approval of the Committee.

(v) “Stock” means the $.10 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 12.

(w) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(x) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

(y) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(z) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

Administration

4.1    Committee.    The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2    Action by the Committee.    For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

4.3    Authority of Committee.    Except as provided below the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse restrictions of any outstanding Award, based in each case on such considerations as the Committee it its sole discretion determines, subject however, to the restrictions in Sections 7.1 (b), 8.1(b), and 9.3.

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Agreement as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Corporation or any Parent or Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdiction and to meet the objectives of the Plan.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of the grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act. Further, the Committee may delegate its general administrative duties under the Plan to an officer or employee or committee of officers or employees of the Company.

4.4    Decisions Binding.    The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. No member of the Committee shall be liable for any act done in good faith.

ARTICLE 5

Shares Subject To The Plan

5.1    Number of Shares.    The aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right) shall be 17,500,000 of which not more than thirty-five percent (35%) may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than ten percent (10%) shall be granted in the form of Incentive Stock Options.

5.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.3    Limitation on Awards.    Notwithstanding any provision in the Plan to the contrary, but subject to adjustment as provided in Section 12.1 the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 1,000,000. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $10,000,000.

ARTICLE 6

Eligibility

6.1    General.    Awards may be granted only to individuals who are employees, officers, Producers or directors of the Corporation or a Parent or Subsidiary.

ARTICLE 7

Stock Options

7.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. Notwithstanding the foregoing, except as may be set forth in an Award Agreement with respect to death, Disability or Retirement of a Participant, Options will not be exercisable before the expiration of three years from the date of grant (but vesting may be ratable over such period).

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery of one or more certificates. Failure by the Committee to specify methods by which the exercise price of an Option may be paid or the form of payment shall be deemed to express the Committee’s determination that all methods and forms of payment under the Plan are permitted for that Option.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e) Exercise Term. In no event may an Option be exercisable for more than ten years from the date of its grant.

7.2    Incentive Stock Options.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if the Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for cause (as determined by the Corporation), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 11.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

Stock Appreciation Rights

8.1    Grant of SARs.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. Except as may be set forth in an Award Agreement with respect to death, Disability or Retirement of a Participant, Stock Appreciation Rights will not be exercisable before the expiration of three years from the date of grant (but vesting may be ratable over such period).

ARTICLE 9

Restricted Stock Awards

9.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

9.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

9.3    Forfeiture.    Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control), Restricted Stock Awards subject solely to continued employment restrictions shall have a restriction period of not less than three years from the date of grant (but may have pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Restricted Stock, with the exception of the minimum three year vesting period described above.

9.4    Certificates for Restricted Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

Dividend Equivalents

10.1    Grant of Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

ARTICLE 11

Provisions Applicable To Awards

11.1    Stand-alone, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2    Term of Award.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

11.3    Form of Payment for Awards.    Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee, which shall be in compliance with Code Section 409A to the extent applicable.

11.4    Limits on Transfer.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

11.5    Beneficiaries.    Notwithstanding Section 11.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.6    Stock Certificates.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

11.7    Acceleration Upon Death, Disability or Retirement.    Notwithstanding any other provision in the Plan or any Participant’s Award Agreement to the contrary, upon the Participant’s death or Disability during his employment or service as a producer or director or upon the Participant’s Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.8    Acceleration Upon a Change in Control.    Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9    Acceleration Upon Certain Events Not Constituting a Change in Control.    In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.10    Acceleration for Any Other Reason.    Regardless of whether an event has occurred as described in Section 11.8 or 11.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 11.10. Notwithstanding anything in the Plan, including this Section 11.10, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

11.11    Effect of Acceleration.    If an Award is accelerated under Section 11.8 or 11.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.12    Performance Goals.    The Committee may determine that any Award granted pursuant to this Plan to a Participant shall be determined on the basis of one or more of the following measures of corporate performance, alone or in combination, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, department or function within the Corporation or a subsidiary: (a) return on equity, (b) overall or selected premium or sales growth, (c) stock performance, (d) expense efficiency ratios (ratio of expenses to premium income), (e) earnings per share, (f) market share, (g) revenue, (h) customer service measures or indices, (i) underwriting efficiency and/or quality, (j) persistency factors, (k) total shareholder return, (l) earnings before interest and taxes (EBIT), (m) earnings before interest, taxes, depreciation and amortization (EBITDA), (n) net income, (o) return on assets, (p) return on net assets, (q) economic value added, (r) shareholder value added, (s) embedded value added, (t) net operating profit, (u) net operating profit after tax, (v) combined ratio, (w) expense ratio, (x) loss ratio, (y) premiums, (z) return on capital, (aa) return on invested capital, (bb) profit margin, or (cc) risk based capital. The Committee has the right for any reason to reduce or increase the Award, notwithstanding the achievement of a specified goal.

11.13    Termination of Employment.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary or in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes the Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 12

Changes in Capital Structure

12.1    General.    In the event of a corporate transaction involving the Corporation (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation split-up, spin-off, combination or exchange of shares) the authorization limits under Section 5.1 and 5.3 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards, adjustment of the exercise price of outstanding Awards; and (iii) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.3 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 13

Amendment, Modification and Termination

13.1    Amendment, Modification and Termination.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

13.2    Awards Previously Granted.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that subject to the terms of the applicable Award Agreement such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that, the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Plan, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14

General Provisions

14.1    No Rights to Awards.    No Participant or employee, officer, producer or director shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

14.2    No Stockholder Rights.    No Award gives the Participant any of the rights of a stockholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3    Withholding.    The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4    No Right to Continued Service.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, Producer or director at any time, nor confer upon any Participant any right to continue as an employee, officer, Producer or director of the Corporation or any Parent or Subsidiary.

14.5    Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

14.6    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

14.7    Expenses.    The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.

14.8    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

14.10    Fractional Shares.    No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.11    Government and Other Regulations.    The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.12    Governing Law.    To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Tennessee.

14.13    Additional Provisions.    Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

The foregoing is hereby acknowledged as being the UnumProvident Corporation Amended and Restated Stock Plan of 1999 as approved by the Stockholders of the Company on May 12, 2005.

UNUMPROVIDENT CORPORATION

By:	/S/ SUSAN N. ROTH

Its:	Vice President, Corporate Secretary and Assistant General Counsel

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/unm

OR

Vote-by-Telephone

1. Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES

DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 2 & 3.

DIRECTORS MAKE NO RECOMMENDATION REGARDING PROPOSAL 4.

1. Election of Directors.

01) Jon S. Fossel, 02) Gloria C. Larson, 03) William J. Ryan, 04) Thomas R. Watjen

FOR ALL

NOMINEES

FOR WITHHELD

WITHHELD FROM ALL NOMINEES

2. Approval of

Amendments to the Stock Plan of 1999.

FOR AGAINST ABSTAIN

3. Ratification of Ernst & Young LLP as the Company’s independent auditors.

FOR AGAINST ABSTAIN

4. Stockholder proposal re: amendment to Bylaws requiring election of directors by majority instead of plurality vote.

For all nominees except as written above

DIRECTORS RECOMMEND A VOTE “AGAINST” PROPOSAL 5.

5. Stockholder proposal re: establishment of office of Board of Directors to enable direct communications on corporate governance matters.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

Signature:

Date:

Signature:

Date:

ADMISSION TICKET

UNUMPROVIDENT CORPORATION ANNUAL MEETING OF STOCKHOLDERS

May 12, 2005 10:00 a.m. Eastern Time

1 Fountain Square, Chattanooga, Tennessee

This admission ticket admits only the named stockholder.

If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

DETACH HERE

P R O X Y

UNUMPROVIDENT CORPORATION

Annual Meeting of Stockholders May 12, 2005 10:00 a.m., Eastern Time 1 Fountain Square, Chattanooga, Tennessee

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

UNUMPROVIDENT CORPORATION

The undersigned hereby appoints Thomas R. Watjen and F. Dean Copeland, or either of them, proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all of the shares of common stock of the undersigned in UnumProvident Corporation, at the Annual Meeting, upon all matters that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations provided on the reverse side of this card, vote as an abstention with respect to the proposal for which the Board of Directors makes no recommendation, and vote at their discretion on any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3 ON THE REVERSE SIDE OF THIS CARD, AND “AGAINST” PROPOSAL 5. WITH RESPECT TO PROPOSAL 4, IF NO DIRECTIONS ARE GIVEN,THE VOTE WILL BE COUNTED AS AN ABSTENTION. IF OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

This proxy card, when signed and returned, will also constitute voting instructions to the trustee for shares held in the UnumProvident 401(k) Retirement Plan or to the broker-dealer for shares held in the Employee Stock Purchase Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will not be voted.